Exhibit 23


                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21900, 33-34205 and 33-35354, and 33-54817) of Chris-Craft Industries, Inc. of our report dated February 14, 1995 appearing on page 15 of the Annual Report to Shareholders of Chris-Craft Industries, Inc. which is incorporated by reference in this Annual Report on Form 10-K.






PRICE WATERHOUSE LLP

New York, New York
March 28, 1995